Exhibit 5.1

                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]


                                December 2, 2004


Board of Directors
Simtrol, Inc.
2200 Norcross Parkway, Suite 255
Norcross, Georgia 30071


            RE: Simtrol, Inc.
            Registration Statement on Form SB-2
            3,891,576 Shares of Common Stock

Gentlemen:

      We have acted as counsel for Simtrol, Inc. (the "Company") in connection with the proposed public offering by certain of its security holders of shares of an aggregate of 3,891,576 shares of the Company's common stock pursuant to a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

      In connection therewith, we have examined the following:

      (1) The Articles of Incorporation and Bylaws of the Company, each as amended, certified as correct and complete by the Secretary of the Company;

      (2) The minutes of meetings of the Board of Directors of the Company, certified as correct and complete by the Secretary of the Company; and

      (3) The Registration Statement.

      Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that (i) the 1,376,192 issued and outstanding shares of the Company's common stock covered by the Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and are legally issued, fully paid and nonassessable, and (ii) the 2,515,384 shares of the Company's common stock covered by the Registration Statement underlying outstanding stock purchase warrants have been legally authorized by the Company and, when issued in accordance with the terms of such stock purchase warrants, will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        SMITH, GAMBRELL & RUSSELL, LLP

                                        /s/ William L. Meyer

                                        William L. Meyer